UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under § 240.14a-12

JUPITER WELLNESS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JUPITER WELLNESS, INC.

1061 E. Indiantown, Suite 110

Jupiter, FL 33477

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 14, 2021

10:00 A.M. EASTERN TIME

TO THE STOCKHOLDERS OF JUPITER WELLNESS, INC.:

The annual meeting of stockholders (the “Meeting”) of Jupiter Wellness, Inc. (which we refer to as “Jupiter” or the “Company”) will be held at its corporate headquarters located at 1061 E. Indiantown Road, Suite 110, Jupiter, FL 33477 on December 14, 2021 at 10:00 a.m., Eastern Time. At the Meeting, the holders of the Company’s outstanding capital stock will act on the following matters:

1.	A proposal to elect seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	A proposal to ratify the appointment of M&K CPAS PLLC as our independent registered public accounting firm for the year ending December 31, 2021;

3.	A proposal to ratify the 2021 Equity Incentive Plan, including the reservation of three million five hundred thousand (3,500,000) shares of common stock thereunder (the “2021 Equity Incentive Plan”);

4.	A proposal to increase the authorized preferred stock to twenty million (20,000,000) shares from the existing one million (1,000,000) shares of preferred stock;

5.	To adjourn the Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the other proposals (the “Adjournment Proposal”).

These matters are more fully described in the proxy statement accompanying this notice.

Only holders of the Company’s common stock of record at the close of business on October 21, 2021, are entitled to notice of and to vote at the Meeting. A proxy statement containing important information about the meeting and the matters being voted upon appears on the following pages.

The Board of Directors recommends that you vote “FOR” the proposals set forth in this Notice of Annual Meeting of Stockholders and the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Company has enclosed a copy of the proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2020 (the “Annual Report”). The proxy statement, the proxy card and the Annual Report are also available on the Company’s website at https://jupiterwellness.com/investors/sec-filings/. If you plan on attending the Annual Meeting and voting your shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (561) 462-2700.

If you have any questions or need assistance voting your shares of our common stock, please contact the Company at (561) 462-2700.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Richard Miller
Richard Miller
Chief Compliance Officer and Secretary

Jupiter, Florida

October [●], 2021

PLEASE NOTE: The Meeting will be held to tabulate the votes cast and to report the results of voting on the items described above. No other business matters are planned for the meeting.

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QUESTIONS AND ANSWERS

The following are some questions that you, as a stockholder of the Company, may have about the Meeting, the proposals being considered at the Meeting, as applicable, and brief answers to those questions. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	These proxy materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are furnishing our proxy materials to all stockholders of record entitled to vote at the Meeting. As a stockholder, you are invited to attend the Meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Q:	When and where is the Meeting?

A:	The Meeting will take place on December 14, 2021, starting at 10:00 a.m., Eastern Time, at 1061 E. Indiantown, Suite 110, Jupiter, FL 33477.

Q:	Who is entitled to vote at the Meeting?

A:	Only stockholders who our records show owned shares of our common stock as of the close of business on October 21, 2021, which is the record date for the Meeting (the “Record Date”), may vote at the Meeting. You will have one vote for each share of the Company’s common stock that you owned as of the Record Date. On the Record Date, we had 23,571,001 shares of common stock outstanding.

Q:	How are votes counted?

A:	Each share of our common stock entitles its holder to one vote per share.

Q:	What am I being asked to vote on?

A:	You will be voting on the following proposals.

●	A proposal to elect seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

●	A proposal to ratify the appointment of M&K CPAS PLLC as our independent registered public accounting firm for the year ending December 31, 2021;

●	A proposal to ratify the 2021 Equity Incentive Plan, including the reservation of three million five hundred thousand (3,500,000) shares of common stock thereunder (the “2021 Equity Incentive Plan”);

●	A proposal to increase the authorized preferred stock to twenty million (20,000,000) shares from the existing one million (1,000,000) shares of preferred stock;

●	To adjourn the Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the other proposals (the “Adjournment Proposal”).

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Q:	How does the Company’s Board of Directors recommend that I vote on the proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement?

A:	Our Board of Directors recommends that you vote “FOR” the election of each of the nominees for director and “FOR” each of the other proposals set forth in the Notice of Annual meeting of Stockholders and the Proxy Statement.

Q:	Do I have dissenters’ rights if I vote against the proposals?

A:	There are no dissenters’ rights available to the Company’s stockholders with respect to any matter to be voted on at the Meeting.

Q:	What do I need to do now?

A:	We encourage you to read this entire proxy statement, and the documents we refer to in this proxy statement then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.

Q:	What quorum is required for the Meeting?

A:	A quorum will exist at the Meeting if the holders of record of one-third (33%) of the issued and outstanding shares of the Company’s common stock are present in person or by proxy. Shares of the Company’s common stock that are voted to abstain are treated as shares that are represented at the Meeting for purposes of determining whether a quorum exists.

Q:	Who will tabulate the votes?

A:	The Company has designated a representative of Broadridge, Inc, as the Inspector of Election who will tabulate the votes.

Q:	What vote is required in order for the proposals to be approved?

A:	The following table sets forth the required vote for each proposal:

	Proposal	Required Vote	Page Number (for more details)

1.	Election of seven directors.	More FOR votes than WITHELD votes†

2.	Ratification of the appointment of M&K CPAS PLLC as our independent registered public accounting firm for the year ending December 31, 2021	Majority of the shares present in person or by proxy

3.	Approval of Equity Incentive Plan	Majority of the shares present in person or by proxy

4.	Increasing authorized shares of preferred stock to twenty million (20,000,000)	Majority of the shares present in person or by proxy

5.	Approval of the Adjournment Proposal	Majority of the shares present in person or by proxy

†	If the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy.

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Q:	What are broker non-votes?

A:	Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. The proposed ratification of the appointment of M&K CPAS PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 is considered a “routine” matter. Accordingly, brokers are entitled to vote uninstructed shares only with respect to the ratification of the appointment of M&K CPAS PLLC as our independent registered public accounting firm.

Q:	How do I vote my shares if I am a record holder ?

A:	If you are a record holder of shares (that is, the shares are registered with our transfer agent in your name and not the name of your broker or other nominee), you are urged to submit your proxy as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. Registered stockholders may vote in person at the Meeting, or by sending a personal representative to the Meeting with an appropriate proxy, or by one of the following methods:

●	By Internet. www.proxyvote.com;

●	By Telephone. 1-800-690-6903

●	By Mail. If you received our proxy materials in the mail, you can complete, sign and date the included proxy card and return the proxy card in the prepaid envelope provided;

Please note that the Internet and telephone voting facilities for registered stockholders will close at 11:59 p.m., Eastern Time, on the day before the meeting date. For more information, please see “The Meeting—How to Vote Your Shares” below.

Q:	How do I vote my shares if I hold my shares in “street name” through a bank, broker or other nominee?

A:	If you hold your shares as a beneficial owner through a bank, broker or other nominee, you should have received instructions on how to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. You must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee to ensure your shares are voted in the way you would like at the Meeting. Also, if you wish to vote in person at the Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Meeting.

Q:	If my bank, broker or other nominee holds my shares in “street name,” will such party vote my shares for me?

A:	For all “non-routine” matters, not without your direction. Your broker, bank or other nominee will be permitted to vote your shares on any “non-routine” proposal only if you instruct your broker, bank or other nominee on how to vote. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The proposals to be voted upon by our stockholders described in this proxy statement, except for the ratification of the appointment of our independent registered public accounting firm, are “non-routine” matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. The proposed ratification of the appointment of M&K CPAS PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 is considered a “routine” matter. Accordingly, brokers, banks and other nominees are entitled to vote uninstructed shares only with respect to the ratification of the appointment of M&K CPAS PLLC as our independent registered public accounting firm. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares.

You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares of the Company’s common stock. Without instructions, a broker non-vote will result, and your shares will not be voted, on all “non-routine” matters.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote shares of stock. The written document describing the matters to be considered and voted on at the Meeting is called a “proxy statement.” Our Board of Directors has designated Brian S. John, our Chief Executive Officer and Douglas O. McKinnon, our Chief Financial Officer, and each of them, with full power of substitution, as proxies for the Meeting.

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Q:	If a stockholder gives a proxy, how are the shares voted?

A:	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given on properly-executed returned proxies, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Meeting, the proxy holders will use their own judgment to determine how to vote your shares.

Q:	What happens if I do not vote or return a proxy?

A:	A quorum will exist at the Meeting only if the holders of record of one-third (33%) of the issued and outstanding shares of the capital stock of the Company entitled to vote at the Meeting are present in person or by proxy. Your failure to vote on the proposals, by failing to either submit a proxy or attend the Meeting if you are a stockholder of record, may result in the failure of a quorum to exist at the Meeting.

Q:	What happens if I abstain?

A:	If you abstain, whether by proxy or in person at the Meeting, or if you instruct your broker, bank or other nominee to abstain your abstention will not be counted for or against the proposals, but will be counted as “present” at the Meeting in determining whether or not a quorum exists.

Q:	Can I revoke my proxy or change my vote?

A:	You may change your vote at any time prior to the vote at the Meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Meeting will be counted), (ii) advise our Secretary at our principal executive offices (725 N. Hwy A1A, Suite C-106 Jupiter, FL 33477) in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions (which must be received prior to the Meeting) or (iv) attend the Meeting and vote your shares in person. If you hold shares in “street name,” you should refer to the instructions you received from your broker, bank or other nominee. Attendance in and of itself at the Meeting will not revoke a proxy. For shares you hold beneficially but not of record, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a valid proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	If I want to attend the Meeting, what should I do?

A:	If you wish to attend, you should come to 1061 E. Indiantown Road, Suite 110, Jupiter, FL 33477 at 10:00 a.m., Eastern Time, on December 14, 2021. Stockholders of record as of the Record Date for the Meeting can vote in person at the Meeting. If your shares are held in “street name,” then you must ask your broker, bank or other nominee how you can vote at the Meeting. In order to enter the Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. Please note that since a street name stockholder is not the holder of record, you may not vote your shares in person at the Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Even if you plan to attend the Meeting in person, we encourage you to complete, sign, date and return a proxy card or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the Meeting. If you attend the Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. Please note that no management presentations or other matters are planned for the Meeting, except as described in this proxy statement.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your shares are counted.

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Q:	What is “householding”?

A:	We have adopted a procedure approved by the U.S. Securities and Exchange Commission (the “SEC”) called “householding” for stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials. In some instances, only one copy of the proxy materials is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. This procedure reduces our printing costs and postage fees.

We will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of the proxy materials you may call us at (561) 462-2700 or send a written request to Jupiter Wellness, 1061 E. Indiantown Road, Suite 110, Jupiter, FL 33477, Attention: Secretary. If you have received only one copy of the proxy materials, and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling us at the telephone number or writing to us at the address listed above.

Q:	Where can I find the voting results of the Meeting?

A:	The Company intends to announce preliminary voting results at the Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Meeting. All reports the Company files with the SEC are publicly available when filed

Q:	What if I have questions about lost stock certificates or need to change my mailing address?

A:	You may contact our transfer agent, VStock Transfer, LLC at (212) 828-8436, or by email at info@vstocktransfer.com, if you have lost your stock certificate. You may email VStock Transfer, LLC at info@vstocktransfer.com if you need to change your mailing address

Q:	Who can help answer my additional questions about the proposals or the other matters discussed in this proxy statement?

A:	If you have questions about the proposals or other matters discussed in this proxy statement, you may contact the Company by mail at Jupiter Wellness, 1061 E. Indiantown Road, Suite 110, Jupiter, FL 33477, Attention: Secretary.

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THE MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our Board of Directors for use at the Meeting of stockholders to be held on December 14, 2021, or continuation thereof. We began distributing this Proxy Statement, Annual Meeting notice and proxy card, or a notice of internet availability of proxy materials on or about October [●], 2021.

Date, Time and Place

The Meeting of the Company’s stockholders will be held on December 14, 2021, starting at 10:00 a.m., Eastern Time, at 1061 E. Indiantown Road, Suite 110, Jupiter, FL 33477.

Matters to be Considered

The purpose of the Meeting is for stockholders of the Company to consider and vote on the following proposals.

Proposal No. 1 The Election of Directors	To elect seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Proposal No. 2 Ratification of Independent Registered Accounting Firm	To ratify the appointment of M&K CPAS PLLC as our independent registered public accounting firm for the year ending December 31, 2021.

Proposal No. 3 Approval of the Equity Incentive Plan	To approve the 2021 Equity Incentive Plan, including the reservation of three million five hundred thousand (3,500,000) shares of common stock thereunder.

Proposal No. 4 Increase the Authorized Preferred Stock	To approve and ratify the increment of the authorized preferred stock to twenty million (20,000,000).

Proposal No. 5 Approval of the Adjournment Proposal if Necessary or Appropriate	To adjourn the Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the other proposals.

Record Date; Shares Outstanding and Entitled to Vote

The close of business on October 21, 2021, has been fixed as the Record Date for determining those Company stockholders entitled to notice of and to vote at the Meeting. As of the close of business on the Record Date for the Meeting, there were 23,571,001 shares of the Company’s common stock, held by [##] holders of record. Each share of the Company’s common stock entitles its holder to one vote at the Meeting on all matters properly presented at the Meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist at the Meeting if shares having one-third (33%) of the votes entitled to be cast are represented in person or by proxy. Shares of the Company’s common stock that are voted to abstain are treated as shares that are represented at the Meeting for purposes of determining whether a quorum exists. Broker non-votes do not count for voting purposes, but are considered “present” at the meeting for purposes of determining whether a quorum exists.

Vote Required

Approval of the Equity Plan Proposal, the increment of preferred stock, and the ratification of our independent registered public accounting firm each requires the affirmative vote of a majority of the shares present in person or by proxy, provided a quorum is present. The election of each director requires more “for” votes than “withheld” votes, provided a quorum is present. However, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy.

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An abstention is effectively treated as a vote cast against the ratification of our Equity Incentive Proposal, independent registered public accounting firm, and the Adjournment Proposal. Failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Meeting will have no effect on the outcome of the votes for such items, although such failure may contribute to a quorum not being present at such meeting. Broker non-votes will have no effect on the outcome of the votes for all proposals except for the ratification of the appointment of our independent registered public accounting firm, for which we do not expect any broker non-votes.

Recommendations of our Board of Directors

The Board of Directors also recommends that you vote “FOR” the proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

Common Stock Ownership of Directors and Executive Officers

As of the Record Date, our directors and executive officers held an aggregate of approximately 40.8% of the shares of the Company’s common stock entitled to vote at the Meeting.

How to Vote Your Shares

Stockholders of record may submit a proxy via the Internet, by telephone or by mail, or they may vote by attending the Meeting and voting in person.

●	Submitting a Proxy via the Internet: You may vote by proxy via the Internet by following the instructions provided in the notice.

●	Submitting a Proxy by Telephone: If you request printed copies of the proxy materials by mail, you may vote by calling the toll free number found on the proxy card.

●	Submitting a Proxy by Mail: If you choose to submit a proxy for your shares by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

●	Attending the Meeting: If you are a stockholder of record, you may attend the Meeting and vote in person. In order to enter the Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport.

If your shares are held in the name of a broker, bank or other nominee, you will receive instructions from the stockholder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the stockholder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Meeting, you must request a legal proxy from the broker, bank or other nominee that holds your shares and present that proxy and proof of identification at the Meeting.

How to Change Your Vote

If you are the stockholder of record, you may revoke your proxy or change your vote prior to your shares being voted at the Meeting by:

●	sending a written notice of revocation or a duly executed proxy card, in either case, dated later than the prior proxy card relating to the same shares, to Jupiter Wellness, 1061 E. Indiantown Road, Suite 110, Jupiter, FL 33477, Attention: Secretary;

●	submitting a proxy at a later date by telephone or via the Internet, if you have previously voted by telephone or via the Internet in connection with the Meeting; or

●	attending the Meeting and voting in person.

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If you are the beneficial owner of shares held in the name of a broker, bank or other nominee, you may change your vote by:

●	submitting new voting instructions to your broker, bank or other nominee in a timely manner following the voting procedures received from your broker, bank or other nominee; or

●	attending the Meeting and voting in person, if you have obtained a valid proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares.

Attendance at the Meeting will not, in and of itself, constitute revocation of a proxy. See the section entitled “—How to Vote Your Shares” above for information regarding certain voting deadlines.

Counting Your Vote

All properly executed proxies delivered and not properly revoked will be voted at the Meeting as specified in such proxies. If you provide specific voting instructions, your shares of the Company’s common stock will be voted as instructed. If you hold shares in your name and sign and return a proxy card or submit a proxy by telephone or via the Internet without giving specific voting instructions, your shares will be voted “FOR” the proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

Proxies solicited may be voted only at the Meeting and any postponement of the Meeting and will not be used for any other meeting.

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Proposal

Seven directors are to be elected at the Meeting to serve until the next annual meeting of the Company’s stockholders. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the nominees listed below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors to be elected.

The following table sets forth the nominees for directors on the Board of Directors. Certain biographical information about the nominees as of the Record Date can be found above in the section titled “Directors and Officers.”

Nominees for Directors

Name	Age	Position(s) with the Company	Date First Elected or Appointed
Brian S. John	53	CEO, CIO and Director
Richard Miller	54	CCO and Director
Dr. Hector Alila	68	Director	February, 2019
Nancy Torres Kaufman	41	Director	January, 2021
Christopher Marc Melton	49	Director	August, 2019
Byron T. Young	47	Director	October, 2019
Dr. Glynn Wilson	74	Chairman and Chief Science Officer	November, 2018

Required Stockholder Vote and Recommendation of Our Board of Directors

The election of directors requires the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, provided that a quorum is present. For purposes of the Meeting, this means that the number of shares voted “for” a director must exceed the number of votes “withheld” against such director. However, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy. Broker non-votes and failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Meeting will have no effect on the outcome of the vote on the election of directors.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” EACH OF THE NOMINEES IN THIS PROPOSAL NO. 1.

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PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

The Board of Directors has appointed M&K CPAS PLLC as our independent registered public accounting firm for the fiscal year 2021 and has further directed that the selection of M&K CPAS PLLC be submitted to a vote of the Company’s stockholders at the Meeting for ratification.

As described below, the stockholder vote is not binding on the Board of Directors. If the appointment of M&K CPAS PLLC is not ratified, the Board of Directors will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of M&K CPAS PLLC is ratified, the Board of Directors may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

Representatives of M&K CPAS PLLC are not expected to attend the Meeting.

Fees

Audit Fees totaling $52,075 and $16,700 were paid to M&K CPAS during the year ended December 31, 2020 and 2019, respectively.

No other fees were paid to M&K CPAS .

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Audit Committee

The Audit Committee, among other things, is responsible for:

●	Appointing, approving the compensation of, overseeing the work of, and assessing the independence, qualifications, and performance of the independent auditor;

●	reviewing the internal audit function, including its independence, plans, and budget;

●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

●	overseeing our financial compliance system; and

●	overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and the NASDAQ Stock Market. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that each member of the Audit Committee is financially literate, and that all members meet the qualifications of an Audit Committee financial expert. Our audit committee consists of Mr. Melton, Mr. Alila and Ms. Kaufman, with Mr. Melton serving as the chairman. Our Board has determined that Mr. Melton is an “audit committee financial expert” within the meaning of the SEC regulations.

Based on the review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

The Audit Committee also considered whether the non-audit services rendered by our independent registered public accounting firm are compatible with an auditor maintaining independence. The Audit Committee has determined that the rendering of such services is compatible with M&K CPAS PLLC maintaining its independence.

Required Stockholder Vote and Recommendation of Our Board of Directors

Approval of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, provided that a quorum is present. An abstention is effectively treated as a vote cast against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THIS PROPOSAL NO. 2.

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AUDIT COMMITTEE REPORT

The Board of Directors has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2020, which were audited by M&K CPAS PLLC, our independent registered public accounting firm. The Board of Directors discussed with M&K CPAS PLLC the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 1301 (Communication with Audit Committee). The Board of Directors received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Board of Directors concerning independence, and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Board of Directors also considered whether the provision of services other than the audit of our financial statements for the fiscal year ended December 31, 2020 were compatible with maintaining M&K CPAS PLLC independence.

The Board of Directors has selected M&K CPAS PLLC as our independent auditor for 2021.

Respectfully submitted by the Audit Committee,

Messrs. Melton, Alila and Kaufman

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PROPOSAL NO. 3 – APPROVAL OF THE 2021 EQUITY INCENTIVE PLAN

Proposal

On October [●], 2021, the Board of Directors adopted the 2021 Plan, an omnibus equity incentive plan pursuant to which the Company may grant equity-linked awards to officers, directors, consultants and others. The Board of Directors adopted the 2021 Plan as a means to offer incentives and attract, motivate and retain and reward persons eligible to participate in the 2021 Plan. Accordingly, the Board of Directors unanimously approved and adopted the 2021 Plan, including authorization of the issuance of 3,500,000 shares of the Company’s common stock thereunder.

Set forth below is a summary of the 2021 Plan, which is qualified in its entirety by reference to the full text of the 2021 Plan, a copy of which is included as Exhibit A to this proxy statement.

Summary of the 2021 Plan

Administration.

Authority to administer and manage the Plan shall be vested in the Board of the Company or by a Committee set up for such purpose. The Committee shall consist of two or more directors who are (i) “Independent Directors” (as such term is defined under the rules of the NASDAQ Stock Market) and (ii) “Non-Employee Directors” (as such term is defined in Rule 16b-3), which shall serve at the pleasure of the Board. The Board or the Committee administering the plan shall have full power and authority to designate recipients of options and restricted stock, and to determine the terms and conditions of the respective option and restricted stock agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan.

Eligibility.

The persons eligible for participation in the Plan as recipients of options or restricted stock shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that incentive options may only be granted to employees of the Company and any Subsidiary.

Awards.

A maximum of 3,500,000 shares of the Company’s common stock, par value $0.001 per share shall be subject to the Plan. The shares of common stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of common stock shall be and is hereby reserved for such purpose.

Options.

The purchase price of each share of common stock purchasable under an incentive option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of such share of common stock on the date the option is granted.

The term of each option shall be fixed by the Committee, but no option shall be exercisable more than ten years after the date such option is granted and in the case of an incentive option granted to an optionee who, at the time such incentive option is granted, owns (within the meaning of Section 424(d) of the code) more than 10% of the total combined voting power of all classes of stock of the company or of any subsidiary, no such incentive option shall be exercisable more than five years after the date such incentive option is granted

Change of Control.

Upon the occurrence of a change in control the Committee may accelerate the vesting of outstanding restricted stock, in whole or in part, as determined by the Committee, in its sole discretion.

Eligible Persons Under the 2021 Plan.

As of the Record Date, there were approximately 16 employees, 7 directors and 2 consultants eligible for Awards under the 2021 Plan.

More Information

More information on the Plan can be found attached hereto in Exhibit A.

Required Stockholder Vote and Recommendation of Our Board of Directors

Approval of our 2021 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, provided that a quorum is present. An abstention is effectively treated as a vote cast against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE 2021 EQUITY PLAN PROPOSAL

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PROPOSAL NO. 4 – PROPOSAL TO INCREASE AMOUNT OF PREFERRED STOCK

Proposal

The Company is asking you to approve a proposal to increase the amount of preferred stock from the existing one million (1,000,000) shares to a total of twenty million (20,000,000) shares.

Required Stockholder Vote and Recommendation of Our Board of Directors

Approval of our proposed increase in preferred stock requires the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, provided that a quorum is present. An abstention is effectively treated as a vote cast against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THIS PROPOSAL NO. 4.

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PROPOSAL NO. 5 – ADJOURNMENT PROPOSAL

Proposal

The Company is asking you to approve a proposal to adjourn the Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal or the other proposals being considered at the Meeting.

If the Company’s stockholders approve the Adjournment Proposal, it could adjourn the Meeting and any adjourned session of the Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the approval of the Share Issuance Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the Share Issuance Proposal or any of the other proposals such that the Share Issuance Proposal or such other proposal would be defeated, we could adjourn the Meeting without a vote on the Share Issuance Proposal or such other proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Share Issuance Proposal or such other proposal.

Required Stockholder Vote and Recommendation of Our Board of Directors

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares present at the Meeting, whether in person or by proxy, provided that a quorum is present. An abstention is effectively treated as a vote cast against the Adjournment Proposal. Broker non-votes and failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Meeting will have no effect on the outcome of the vote on the Adjournment Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE ADJOURNMENT PROPOSAL.

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DIRECTORS, OFFICERS AND KEY EMPLOYEES

Set forth below are the Company’s Directors, and Executive Officers and key employees as of December 31, 2020, together with an overview of their professional experience and expertise.

Name	Age	Position(s) Held	Director Since

Brian S. John	53	Chief Executive Officer, Chief Investment Officer and Director	[ ]
Douglas O. McKinnon	71	Chief Financial Officer	N/A
Richard Miller	54	Chief Compliance Officer and Director	[ ]
Dr. Glynn Wilson	74	Chairman and Chief Science Officer	November, 2018
Ryan Allison	42	Chief Operating Officer	N/A
Dr. Hector Alila	68	Director	February, 2019
Nancy Torres Kaufman	41	Director	January, 2021
Christopher Marc Melton	49	Director	August, 2019
Byron T. Young	47	Director	October 2019

Directors are elected annually and hold office until the next annual meeting of the stockholders of the Company and until their successors are elected. Officers are elected annually and serve at the discretion of the Board of Directors.

Brian S. John, Chief Executive Officer and Director, is one of our founders and has served as our Chief Executive Officer since October 2018. For the past 20 years, Brian has been an investor and advisor to companies around the globe. On October [  ], 2021 he was appointed as the Chief Investment Officer of the Company. He is the founder of Caro Partners, LLC, a financial consulting firm specializing in assisting emerging growth companies primarily in the sub- $100 million space, and has worked with hundreds of companies in dozens of countries over the last 25 years. Mr. John was the Chief Executive Officer of Teeka Tan Products Inc., a sun care company he co-founded in 2004 and later sold. He also serves on the board of directors of The Learning Center at the Els Center of Excellence–a school for children with autism in Jupiter, Florida. In August 2015, Mr. John voluntarily petitioned the United States Bankruptcy Court in the Southern District of Florida (case #15-24036-PGH) for personal bankruptcy under Chapter 7 of the United States bankruptcy Code. The debtor, Mr. John, was discharged in February 19, 2016 and the matter was terminated in April 2017. There were no allegations of fraud made in the proceedings.

Douglas O. McKinnon, Chief Financial Officer, has served as our Chief Financial officer since August 15, 2019. Mr. McKinnon has served as the Chief Executive Officer of AppYea, Inc. since March 2016. Mr. McKinnon has served as a director of Surna, Inc. since March, 2014 and as Surna’s Executive Vice President and Chief Financial Officer since April, 2014. Prior to Surna, Inc., Mr. McKinnon served as Chief Executive Officer of 1st Resource Group, Inc. for four years. Mr. McKinnon’s 35+ year professional career includes financial, advisory and operation experience across a broad spectrum of industry sectors, including oil and gas, technology, cannabis and communications. He has served in C-level positions in both private and public sectors, including Chairman and CEO of an American-Stock-Exchange traded company, VP - Chief Administrative Officer of a $12-billion market cap Nasdaq-traded company for which the management team raised over $2.2 billion, CFO of several publicly-held US, Canadian and Australian companies, and CEO/CFO of various other private enterprises. As an entrepreneur, Mr. McKinnon has been involved in organizations ranging from start-up companies using venture capital funding to publicly traded institutional backed companies. Additionally, Mr. McKinnon has extensive merger and acquisition, and turnaround experience.

Richard Miller, Chief Compliance Officer and Director, has served as our Chief Compliance Officer since April 2021, served as our Chief Operating Officer from August 2019 to July 2021 and as our Chief Financial Officer from November 2018 until August 2019. Since 2003, Mr. Miller has served as president of Caro Consulting, Inc. a consulting firm that advises emerging growth companies. Over the last twenty years Mr. Miller has provided strategic advice to hundreds of companies across diverse industries. He has assisted C Level executives with expanding, financing and other challenges emerging companies face. Mr. Miller was co-founder of Teeka Tan Suncare Products. Prior to the company’s sale, he was instrumental in the design and launch a full line of boutique sun care products. He is an advocate for school safety and local schools through his grass roots group My School Counts.

Dr. Glynn Wilson, Chairman, Chief Scientific Officer, has served as one of our directors since November 2018. Mr. Wilson was appointed our Chief Scientific Officer on April 2021 and as our Chairman in October 2019. He has served as our Head of Research and Development from October 2019 to July 2021. Dr. Wilson previously served as a Director of TapImmune, Inc. from February 2005 until October, 2018 and as Chief Executive Officer from July 2009 through September 2017. Dr. Wilson also served as President of Auriga Laboratories, Inc. from June 1, 2005 through March 13, 2006, and as Chief Scientific Officer from March 13, 2016 through August 25, 2006. He was the Chief Scientific Officer at Tacora Corporation from 1994 to 1997 and was the Vice-President, R&D, at Access Pharmaceuticals from 1997 to 1998. Dr. Wilson was Research Area Head, Cell and Molecular Biology in Advanced Drug Delivery at Ciba-Geigy Pharmaceuticals from 1984-1989 and Worldwide Head of Drug Delivery at SmithKline Beecham from 1989 to 1994. He was a faculty member at Rockefeller University, New York, in the laboratory of the Nobel Laureates, Sanford Moore and William Stein, from 1974 to 1979. Dr. Wilson is a recognized leader in the development of drug delivery systems and has been involved in taking lead products & technologies from concept to commercialization.

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Dr. Wilson has a Ph. D. in Biochemistry and conducted medical research at The Rockefeller University, New York. Dr. Wilson brings an extensive background of success in corporate management and product development with tenures in both multinational and start-up biotech organizations.

Dr. Hector Alila, Director, has served as one of our directors since February 2019. Dr. Alila brings 30 years of demonstrated scientific experience in product development and successful management leadership in biopharmaceutical industry. He is the Founding President and Chief Executive Officer of Esperance Pharmaceutical Inc., a clinical stage biopharmaceutical company that has successfully developed novel targeted cancer therapeutics currently in clinical development. Dr. Alila founded Esperance Pharmaceutical, Inc. in 2006. Prior to Esperance, Dr. Alila served as Senior Vice President of Drug Development at Protalex, Inc., where he led the development of a drug currently in clinical trials for treatment of autoimmune diseases. He was previously Vice President of Product Development at Cell Pathways, Inc., where he was responsible for the development cancer drugs, and a director of Biology/pharmacology at GeneMedicine, Inc., where he led product development of gene medicines. He also held several research, product development and management positions at SmithKline Beecham Pharmaceuticals. He obtained his Ph.D. in physiology and immunology from Cornell University.

Nancy Torres Kaufman, Director, has served as one of our directors since January 2021. Ms. Kaufman is the Chairman and CEO of Beacon Capital LLC, a New York family office, recently relocated to Jupiter, Florida. Ms. Kaufman officially founded Beacon Capital as her family office and investment platform in 2010 with a focus on investing in life sciences businesses globally. In 2003, Nancy started a mortgage correspondent lending company called Wall St. Mortgage, a first and second lien corresponding lender and brokerage company which book and operations she sold to Countrywide in 2006. In 2004, she joined the investment banking boutique Violy & Co and focused increasingly on her first passion, life sciences. Nancy is a Cuban born and raised entrepreneur focused on bringing venture impact philanthropy into the life science and healthcare space. She left Cuba 1994 for the US unaccompanied as a 14-years old. In 1999, Nancy was awarded a full academic scholarship to the College of St. Elizabeth, consisting of an accelerated medical program with UMDNJ for a Bachelor of Science Major in Biology with a Chemistry minor. Nancy also entered the Women’s Leadership Program at Yale School of Management in 2020.

Christopher Marc Melton, Director, has served as one of our directors since August 2019. Mr. Melton has served as director of SG Blocks, Inc. since November of 2011 and currently serves as the Audit Committee Chairman. From 2000 to 2008, Mr. Melton was a Portfolio Manager for Kingdon Capital Management (“Kingdon”) in New York City, where he ran in excess of $1 Billion book in media, telecom, and Japanese investment. Mr. Melton opened Kingdon’s office in Japan, where he set up a Japanese research company. From 1997 to 2000, Mr. Melton served as a Vice President at JPMorgan Investment Management as an equity research analyst, where he helped manage $1 Billion plus in REIT funds under management. Mr. Melton was a Senior Real Estate Equity Analyst at RREEF Funds in Chicago from 1995 to 1997. Mr. Melton is Principal and co-founder of Callegro Investments, a specialist land investor. He currently serves on several Public and Private Boards as well as Chairman of the Audit Committee of a Nasdaq listed company.

Byron T. Young, Director, was appointed as one of our directors in October of 2019. Additionally, Mr. Young has served as Treasurer and Chairman of the Board of Zenergy Brands, Inc. since December 2015. Zynergy brands was a technology company engaged in the energy and utilities space. Zynergy provided building automation systems, retail energy and energy conservation solutions to commercial and industrial users. In 2010, Mr. Young founded Assist Wireless, a wireless communication company, and currently serves as its CEO. Mr. Young founded a retail energy provider in 2005 under the name Young Energy, LLC, which provides electricity and natural gas services to residential and commercial customers in Texas and where Mr. Young currently serves as a senior advisor and board member. In 2001, Mr. Young founded a competitive local exchange carrier (C-LEC) under the name of Extel Enterprises, which was ultimately sold to publicly traded Usurf America, Inc. in 2004.

Ryan Allison, Chief Operating Officer, was appointed as the Chief Operating Officer in April 2021. He has been a management consultant since 2018 operating his own business. Prior to that, Mr. Allison was a senior partner at Interprise Partners, LLC (“Interprise”) from 2016 to 2018. Interprise is a middle market investment and management group. From 2013 to 2016, Mr. Allison was the chief executive officer of Strategy Associates, a professional services firm specializing in large-scale enterprise technology adoption, purchasing guidance and business strategy development and implementation. Mr. Allison founded Strategy Associates in 2013. Mr. Allison received his B.S. in computer science from The College of New Jersey. He also completed a masters program while a scholar in residence at Oxford University, Mansfield College. Mr. Allison received his MBA from George Mason University.

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CORPORATE GOVERNANCE

The Company is committed to maintaining strong corporate governance practices that benefit the long-term interests of our Shareholders by providing for effective oversight and management of the Company. The Company’s governance policies, including its Corporate Communications Policy, Insider Trading Policy, Code of Conduct, and Committee Charters can be found on the Company’s website at https://jupiterwellness.com/investors/.

The Nominating and Corporate Governance Committee regularly reviews the Company’s corporate governance policies, Code of Conduct, and Committee Charters to ensure that they take into account developments at the Company, changes in regulations and listing requirements, and the continuing evolution of best practices in the area of corporate governance.

The Board conducts an annual self-evaluation in order to assess whether the directors, the committees, and the Board are functioning effectively.

Code of Ethics

The Company has recently adopted a Code of Ethics that applies to its principal executive officers and principal financial officer, principal accounting officer or controller, or persons performing similar functions and also to other employees. The Company’s Code of Ethics can be found on our website at https://jupiterwellness.com/investors/corporate-governance/.

Involvement in Certain Legal Proceedings

Except as disclosed in the bios above, the Company’s Directors and Executive Officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

The Company’s Board of Directors has established three standing committees: an audit committee, a nominating and corporate governance committee and a compensation committee, which are described below. Members of these committees are elected annually at the regular board meeting held in conjunction with the annual stockholders’ meeting. The charter of each committee is available on our website at https://jupiterwellness.com/investors/corporate-governance/.

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Audit Committee

Our audit committee consists of Mr. Melton, Mr. Alila and Ms. Kaufman, with Mr. Melton serving as the chairman. Our Board has determined that Mr. Melton is an “audit committee financial expert” within the meaning of the SEC regulations. Our Board has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The functions of this committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
helping to ensure the independence and performance of the independent registered public accounting firm;
●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	reviewing our policies on risk assessment and risk management;
reviewing related party transactions;
●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

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Compensation Committee

Our compensation committee consists of Messrs. Melton, Alila and Young with Mr. Young serving as the chairman. The functions of the compensation committee will include:

●	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;
●	reviewing and recommending that our Board approve the compensation of our directors;
●	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;
●	administering our stock and equity incentive plans;
●	selecting independent compensation consultants and assessing conflict of interest compensation advisers;
●	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and
●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Melton and Young with Mr. Young serving as the chairman. The functions of the nominating and governance committee will include:

●	identifying and recommending candidates for membership on our Board;
●	including nominees recommended by stockholders;
●	reviewing and recommending the composition of our committees;
●	overseeing our code of business conduct and ethics, corporate governance guidelines and reporting; and
●	making recommendations to our Board concerning governance matters.

The nominating and corporate governance committee also annually reviews the nominating and corporate governance committee charter and the committee’s performance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company’s common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. During the year ended December 31, 2020, the Company’s securities were not registered to file reports under Section 13 or 15(d) of Securities Exchange Act of 1934 and as such the Company’s officers, directors and greater than 10% beneficial owners were not required to file reports under Section 16(a).

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EXECUTIVE COMPENSATION

The following table sets forth the compensation for the Company’s fiscal years ended December 31, 2020 and 2019 earned by or awarded to, as applicable, our principal executive officer, principal financial officer and the Company’s other most highly compensated executive officers as of December 31, 2020. In this Annual Report, we refer to such officers as the Company’s “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)(4)	Total Compensation ($)
Brian S. John(1)	2020	$114,583	$105,000	$—	$—	$4,000	$223,583
Chief Executive Officer	2019	$—	$5,000	$—	$—	$—	$5,000

Richard Miller(2)	2020	$85,000	$35,000	$—	$—	$4,000	$124,000
Chief Compliance Officer and former COO and CFO	2019	$85,000	$5,000	$—	$—	$—	$5,000

Dr. Glynn Wilson(3)	2020	$—	$—	$200,000	$—	$4,000	$204,000
Chairman of the Board and Chief Science Officer	2019	$—	$5,000	$75,000	$—	$—	$80,000

1.	Mr. John was appointed as Chief Executive Officer on October 28, 2018.
2.	Mr. Miller was appointed as Chief Financial Officer on November 1, 2018. Mr. Miller transitioned from Chief Financial Officer to Chief Operating Officer on August 15, 2019 until July 2021. Mr. Miller became Chief Compliance Officer in April 2021.
3.	Dr. Wilson was appointed as a director in November 2018 and as Chairman on October 15, 2019.
4.	Each were paid $4,000 in Director fees

Narrative Disclosure to Summary Compensation Table

Employment Agreements

On February 1, 2020, we entered into a written employment agreement with Brian John, pursuant to which Mr. John shall serve as our Chief Executive Officer (the “John Employment Agreement”). The John Employment Agreement has an initial term from February 1, 2020 through January 1, 2021, and shall automatically renew for one (1) year periods unless otherwise terminated by either party. Mr. John shall be paid a salary of $150,000 (the “Base Salary”) for the period commencing February 1, 2020 and ending January 1, 2021, with such Base Salary increasing by 10% for each renewal term. Mr. John shall also be entitled to a quarterly cash bonus as follows: 5% of net revenues up to $1 Million; plus 4% of the second $1 Million in net revenues; plus 3% of the third $1 Million in net revenues; plus 2% of the fourth $1 Million in net revenues; plus 1% of all net revenues in excess of $4 Million; provided, that: (i) the bonus is subject to a cap of $2 Million; and (ii) the bonus may be paid, at the election of Mr. John, in cash or shares of our common stock (calculated at the fair market value of such shares as determined by the Board). In the event of Mr. John’s death during the term of the John Employment Agreement, his Base Salary at that time shall be paid to his designated beneficiary, or, in the absence of such designation, to his estate or other legal representative, for three (3) months from the date of death. In addition, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. John’s designated beneficiary, or, in the absence of such designation, to his estate or other legal representative, through the term of such stock options. In the event of Mr. John’s disability, he shall be entitled to compensation in accordance with our disability compensation practice for senior executives, including any separate arrangement or policy covering him, but in all events he shall continue to receive his Base Salary at the time of his disability for a for a period of three (3) months beginning on the date the disability is deemed to have occurred. In addition, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. John through the term of such stock options. In the event we terminate the John Employment Agreement without cause, Mr. John shall continue to carry out his responsibilities under the John Employment Agreement for one month and shall be paid his normal Base Salary. In addition, upon such termination without cause, we shall pay Mr. John a lump sum equal to his entire remaining Base Salary under the John Employment Agreement, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. John through the term of such stock options. In the event of a Change in Control or Attempted Change in Control, each as defined in the John Employment Agreement, during the term of the John Employment Agreement, Mr. John shall have the right to terminate the John Employment Agreement upon thirty (30) days’ written notice given at any time within one year after the occurrence of such event, and Mr. John shall be entitled to the same compensation as if the John Employment Agreement was terminated without cause. Effective June 1, 2021, the John Employment Agreement was amended to increase Mr. John’s base salary to $250,000 and to provide Annual Employee Incentive Stock Options containing a cashless exercise feature in an amount equal to the base salary divided by the closing price of the Company’s common stock as of the date thereof (the “Closing Price”) with an exercise price equal to the Closing Price. The base salary and stock options will also increase 10% annually thereafter for the following two fiscal years of 2022 and 2023. For 2021, Mr. John was granted 50,800 incentive stock options with an exercise price of $4.93 exercisable for five years. On October [  ], 2021 the John Employment Agreement was amended (the “Amendment”) to continue Mr. John’s employment as the Chief Executive and President of the Company, and appoint him as the Chief Investment Officer of the Company, along with awarding Mr. John with 20% incentive from profits of the net profits realized from any investments by him.

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On February 1, 2020, we entered into a written employment agreement with Richard Miller, pursuant to which Mr. Miller shall serve as our Chief Operating Officer (the “Miller Employment Agreement”). The Miller Employment Agreement has a term of one (1) year and shall automatically renew for one (1) year periods unless otherwise terminated by either party. Mr. Miller shall be paid a salary of $125,000 (the “Miller Base Salary”) for the period commencing February 1, 2020 and ending February 1, 2021, with such Miller Base Salary increasing by 10% for each renewal term. Mr. Miller shall also be entitled to a quarterly cash bonus as follows: 5% of net revenues up to $1 Million; plus 4% of the second $1 Million in net revenues; plus 3% of the third $1 Million in net revenues; plus 2% of the fourth $1 Million in net revenues; plus 1% of all net revenues in excess of $4 Million; provided, that: (i) the bonus is subject to a cap of $2 Million; and (ii) the bonus may be paid, at the election of Mr. Miller, in cash or shares of our common stock (calculated at the fair market value of such shares as determined by the Board). In the event of Mr. Miller’s death during the term of the Miller Employment Agreement, his Miller Base Salary at that time shall be paid to his designated beneficiary, or, in the absence of such designation, to his estate or other legal representative, for three (3) months from the date of death. In addition, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. Miller’s designated beneficiary, or, in the absence of such designation, to his estate or other legal representative, through the term of such stock options. In the event of Mr. Miller’s disability, he shall be entitled to compensation in accordance with our disability compensation practice for senior executives, including any separate arrangement or policy covering him, but in all events he shall continue to receive the Miller Base Salary at the time of his disability for a for a period of three (3) months beginning on the date the disability is deemed to have occurred. In addition, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. Miller through the term of such stock options. In the event we terminate the Miller Employment Agreement without cause, Mr. Miller shall continue to carry out his responsibilities under the Miller Employment Agreement for one month and shall be paid his normal Miller Base Salary. In addition, upon such termination without cause, we shall pay Mr. Miller a lump sum equal to his entire remaining Miller Base Salary under the Miller Employment Agreement, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. Miller through the term of such stock options. In the event of a Change in Control or Attempted Change in Control, each as defined in the Miller Employment Agreement, during the term of the Miller Employment Agreement, Mr. Miller shall have the right to terminate the Miller Employment Agreement upon thirty (30) days’ written notice given at any time within one year after the occurrence of such event, and Mr. Miller shall be entitled to the same compensation as if the Miller Employment Agreement was terminated without cause. Effective June 1, 2021, the Miller Employment Agreement was amended to increase Mr. Miller’s base salary to $175,000 and to provide Annual Employee Incentive Stock Options containing a cashless exercise feature in an amount equal to the base salary divided by the closing price of the Company’s common stock as of the date thereof (the “Closing Price”) with an exercise price equal to the Closing Price. The base salary and stock options will also increase 10% annually thereafter for the following two fiscal years of 2022 and 2023. For 2021, Mr. Miller was granted 35,600 incentive stock options with an exercise price of $4.93 exercisable for five years.

On August 5, 2019 (the “McKinnon Execution Date”), we entered into a written employment agreement with Douglas McKinnon, pursuant to which Mr. McKinnon shall serve as our Chief Financial Officer (the “McKinnon Employment Agreement”). Pursuant to the McKinnon Employment Agreement, we shall grant Mr. McKinnon up to 300,000 shares of our common stock, whereby 100,000 shares shall be granted to Mr. McKinnon and vest on the McKinnon Execution Date, either i) 100,000 shares or ii) an option to purchase 100,000 shares, issued pursuant to our contemplated equity incentive plan, shall be granted to Mr. McKinnon on the first anniversary of the McKinnon Execution Date, and either i) 100,000 shares or ii) an option to purchase 100,000 shares, issued pursuant to our contemplated equity incentive plan, shall be granted to Mr. McKinnon on the second anniversary of the McKinnon Execution Date. The McKinnon Employment Agreement has a term of three (3) years and shall automatically renew for one (1) year periods unless otherwise terminated by either party. Mr. McKinnon shall be paid a salary in an amount commensurate with his position and responsibilities at similar companies, subject to the mutual agreement between us and Mr. McKinnon. In the event we terminate the McKinnon Employment Agreement without cause, we shall pay to Mr. McKinnon his base salary, including participation in all benefit programs, for one (1) year or the remainder of the then-current term, whichever is more. In the event of either i) a change of control of the Company or ii) we change the responsibilities of Mr. McKinnon, Mr. McKinnon shall have the option to terminate the McKinnon Employment Agreement and shall be entitled to all compensation remaining to be paid during the then-current term of the McKinnon Employment Agreement plus an additional one-year period. During 2020, Mr. McKinnon was issued 200,000 shares of the Company’s common stock representing the 100,000 shares due for 2019 and 100,000 shares due for 2020. Effective June 1, 2021, the McKinnon Employment Agreement was amended to increase Mr. McKinnon’s base salary to $150,000 and to provide Annual Employee Incentive Stock Options containing a cashless exercise feature in an amount equal to the base salary divided by the closing price of the Company’s common stock as of the date thereof (the “Closing Price”) with an exercise price equal to the Closing Price. The base salary and stock options will also increase 10% annually thereafter for the following two fiscal years of 2022 and 2023. For 2021, Mr. McKinnon was granted 33,500 incentive stock options with an exercise price of $4.93 exercisable for five years.

25

On October 15, 2019, (the “Wilson Execution Date”), we entered into a written employment agreement with Dr. Glynn Wilson, pursuant to which Dr. Wilson shall serve as our Chairman of the Board and Head of Research and Development (the “Wilson Employment Agreement”). Pursuant to the Wilson Employment Agreement, we shall grant Dr. Wilson up to 800,000 shares of our common stock, whereby 300,000 shares shall be granted to Dr. Wilson and vest on the Wilson Execution Date, either i) 200,000 shares or ii) an option to purchase 200,000 shares, issued pursuant to our contemplated equity incentive plan, shall be granted to Dr. Wilson on the first anniversary of the Wilson Execution Date, and either i) 200,000 shares or ii) an option to purchase 200,000 shares, issued pursuant to our contemplated equity incentive plan, shall be granted to Dr. Wilson on the second anniversary of the Wilson Execution Date. The Wilson Employment Agreement has a term of three (3) years and shall automatically renew for one (1) year periods unless otherwise terminated by either party. In the event we terminate the Wilson Employment Agreement without cause, we shall pay to Dr. Wilson his base salary, including participation in all benefit programs, for one (1) year or the remainder of the then-current term, whichever is more. In the event of either i) a change of control of the Company or ii) we change the responsibilities of Dr. Wilson, Dr. Wilson shall have the option to terminate the Wilson Employment Agreement and shall be entitled to all compensation remaining to be paid during the then-current term of the Wilson Employment Agreement plus an additional one-year period. Effective June 1, 2021, the Wilson Employment Agreement was amended to increase Dr. Wilson’s base salary to $150,000 and to provide Annual Employee Incentive Stock Options containing a cashless exercise feature in an amount equal to the base salary divided by the closing price of the Company’s common stock as of the date thereof (the “Closing Price”) with an exercise price equal to the Closing Price. The base salary and stock options will also increase 10% annually thereafter for the following two fiscal years of 2022 and 2023. For 2021, Dr. Wilson was granted 33,500 incentive stock options with an exercise price of $4.93 exercisable for five years.

During 2020, Dr. Wilson was issued 500,000 shares of the Company’s common stock representing the 300,000 shares due for 2019 and 200,000 shares due for 2020.

On January 20, 2019 (the “Allison Execution Date”), we entered into a written employment agreement with Ryan Allison, pursuant to which Mr. Allison shall serve as our Chief Operating Officer (the “Allison Employment Agreement”). The Allison Employment Agreement commences on February 1, 2021. Under the terms of the Allison Employment Agreement, Mr. Allison shall (i) be paid a salary of $150,000 (the “Base Salary”) commencing February 1, 2021; (ii) be entitled to a quarterly bonus paid in cash or shares of the Company’s common stock equal to 3% of the net revenues of the Company; and (iii) be issued 100,000 incentive stock options. In the event The Allison Employment Agreement is terminated without cause or by Mr. Allison, Mr. Allison’s unexercised Options shall remain exercisable by the Employee through the term of such Options.

26

GRANT OF PLAN-BASED AWARDS

Stock Incentive Plan

On October [●], 2021, the Company adopted 2021 Equity Incentive Plan (the “Plan”) which is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to the Company persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. Under the Plan, a maximum of 3,500,000 shares of the Company’s common stock shall be subject to the Plan. The shares of Common Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Common Stock shall be and is hereby reserved for such purpose. The Plan is subject to approval by a vote to be held at the 2021 Annual Meeting. More details of the Plan can be found attached hereto as Exhibit A.

27

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

In connection with the employment agreements described above, Mr. McKinnon, our CFO, and Dr. Wilson, our Chairman, were granted 100,000 shares and 300,000 shares, respectively, of our common stock during the year ended December 31, 2019 which were not issued as of December 31, 2019. Additionally, in connection with the employment agreements, Mr. McKinnon and Dr. Wilson were granted 100,000 shares and 200,000 shares, respectively, of our common stock during the year ended December 31, 2020. During 2020, Mr. McKinnon and Dr. Wilson were issued 200,000 and 500,000 shares of the Company’s common stock, respectively.

There were no outstanding equity awards as of December 31, 2020.

On January 25, 2021, the Company issued 20,000 options with an exercise price of $5.59 (market price) and a three-year term to Nancy Kaufman, as a new director. On February 25, 2021 the Company issued 33,330 options, pursuant to Dr. Alila’s agreement, with an exercise price of $0.25 with a three-year term. The relative fair value of the 2020 options using the Black-Scholes valuation model totals $75,645.

In June 2021, the Company issued 153,400 options to its Officers with an exercise price ranging from $4.43 to $4.87. The relative fair value of the Officer options using the Black-Scholes valuation model totals $479,276.

As of June 30, 2021, the Company had 439,390 Officer and Director options outstanding. Subsequent to June 30, 2021, the Company issued 777,220 options to its officers.

28

DIRECTOR COMPENSATION

The following table sets forth the amounts paid to Directors for the nine months ended September 30, 2021 and the years ended December 31, 2020 and 2019.

Directors	2021	2020	2019
Brian John	$20,000	$4,000	$5,000
Richard Miller	$20,000	$4,000	$5,000
Glynn Wilson	$20,000	$4,000	$5,000
Hector Alila	$20,000	$4,000	$4,000
Nancy Kaufman	$20,000	$-	$-
Christopher Melton	$20,000	$4,000	$2,000
Byron Young	$20,000	$4,000	$1,000
	$140,000	$24,000	$24,000

Agreements with Directors

On February 25, 2019 (the “Alila Execution Date”), we entered into an independent director’s agreement with Dr. Hector Alila, pursuant to which Dr. Alila shall serve as one of our directors (the “Alila Agreement”). Pursuant to the Alila Agreement, we shall pay Dr. Alila $1,000 per quarter, per annum. Additionally, we shall issue to Mr. Alila an option to purchase 33,330 shares of our common stock on the Alila Execution Date and for each additional year Dr. Alila serves as a director (the “Alila Options”). The Alila Options shall have a three (3) year term and an exercise price of $0.25 per share and shall be issued on each anniversary date of his election.

On March 13, 2019 (the “Glynn Execution Date”), we entered into an independent director’s agreement with Timothy Glynn, pursuant to which Mr. Glynn shall serve as one of our directors (the “Glynn Agreement”). Pursuant to the Glynn Agreement, we shall pay Mr. Glynn $1,000 per quarter, per annum. Additionally, we shall issue to Mr. Glynn an option to purchase 50,000 shares of our common stock on the Glynn Execution Date and for each additional year Mr. Glynn serves as a director (the “Glynn Options”). The Glynn Options shall have a three (3) year term and an exercise price of $0.25 per share and shall be issued on each anniversary date of his election. Mr. Glynn resigned from the board of directors, effective January 15, 2021.

On July 29, 2019 (the “Melton Execution Date”), we entered into an independent director’s agreement with Christopher Melton, pursuant to which Mr. Melton shall serve as one of our directors and our Audit Committee Chairperson (the “Melton Agreement”). Pursuant to the Melton Agreement, we shall pay Mr. Melton $1,000 per quarter, per annum. Additionally, we shall issue to Mr. Melton an option to purchase 33,000 shares of our common stock on the Melton Execution Date and for each additional year Mr. Melton serves as a director (the “Melton Options”). The Melton Options shall have a three (3) year term and an exercise price of $0.25 per share and shall be issued on each anniversary date of his election.

On January 20, 2021 (the “Kaufman Execution Date”), we entered into an independent director’s agreement with Nancy Torres Kaufman, pursuant to which Ms. Kaufman shall serve as one of our directors and one of our audit committee members (the “Kaufman Agreement”). Pursuant to the Kaufman Agreement, we shall pay to Ms. Kaufman as director’s fee of $20,000 per annum. Additionally, we issued to Ms. Kaufman an option to purchase 20,000 shares of our common stock on the Kaufman Execution Date and for each additional year she serves as a director (the “Kaufman Options”). The Kaufman Options shall have a three (3) year term, an exercise price equal to the current market price of the Company’s common stock on the date of issuance, and shall be issued on each anniversary date of her election.

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TRANSACTIONS WITH RELATED PERSONS

The following is a description of the transactions and series of similar transactions that the Company was a participant or will be a participant:

On June 20, 2019, we issued a Twenty-Five Thousand Dollar ($25,000) convertible promissory note (the “Caro Note”) for funds lent by Caro Partners, LLC, a consulting company owned by our Founder, Chief Executive Officer and director, Brian S. John. The term of the Caro Note is one year. The interest rate is ten percent (10%) non-compounded and payable semi-annually. The Caro Note is convertible at any time by the Note holder at a conversion price of $0.25 per share of common stock. The Caro Note was paid in full in September 2019. As a result, no value was allocated to the conversion feature.

On July 25, 2019, we issued a Fifty Thousand Dollars ($50,000) convertible promissory note the (“Wilson Note”) for funds lent by Dr. Glynn Wilson, one of our directors. The term of the Wilson Note is one year. The interest rate is ten percent (10%) non–compounded and payable semi-annually. The Wilson Note is convertible at any time by the holder at a conversion price of $0.25 per share of common stock. Subsequent to September 30, 2020, the Wilson Note was converted into 200,000 shares of the Company’s common stock.

On December 31, 2019, the Company issued a convertible promissory note for $250,000 to an entity run by a consultant of the Company. The note has a term of one year, an annual interest rate of eight percent (8%), payable semi-annually, and convertible into the Company’s common stock at any time by the holders at a conversion price of $3.00 per share. Subsequent to September 30, 2020, the Company has paid the $250,000 principal balance of this note and related accrued interest.

During the year ended December 31, 2020, the Company issued 460,227 convertible promissory notes totaling $1,075,000 (the “2020 Notes”) as follows:

Amount		Dated
$25,000	[5]	01/02/20
250,000	[2]	01/23/20
300,000	[1]	03/09/20
50,000	[2]	05/01/20
50,000	[2]	05/27/20
50,000	[2]	05/27/20
100,000	[3]	06/24/20
125,000	[4]	09/11/20
125,000	[4]	09/16/20
$1,075,000

1.	Issued to a non-affiliate. The note has been converted into 100,000 shares of the Company’s common stock.
2.	Issued to a Secured and Collateralized Lending LLC, an entity run by a consultant of the Company. The notes have been converted into 125,301 shares of the Company’s common stock.
3.	Issued to BBBY, Ltd, an LLC of which Byron Young, a Company Director, is a manager and a member. The note has been converted into 34,926 shares of the Company’s common stock.
4.	Issued to Asia Pacific Partners Inc., an entity run by a consultant of the Company. The Company paid the balance of the note.
5.	Issued to Dr. Wilson, a Director and Company’s Chairman. The $25,000 note has been converted into 200,000 shares of the Company’s common stock.

All of the 2020 Notes have a one-year term and accrue interest at an annual interest rate of eight percent (8%) non compounded and payable semi-annually. The Notes are convertible into the Company’s common stock at any time by the note holder at a conversion price of $3.00 per share, which is considered as the fair value of the Company’s common stock based on the arm’s length equity transactions since there is yet to be any open market for the Company’s common stock. All of the notes have been either paid in cash or converted into shares of the Company’s common stock.

30

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF JUPITER WELLNESS, INC.

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of the date hereof for:

●	each of the Company’s current directors and executive officers;

●	all of the Company’s current directors and executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

Except as indicated by the footnotes below, the Company believes, based on information furnished to it, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

The Company’s calculation of the percentage of beneficial ownership is based on 5,973,032 shares of common stock outstanding as of the date hereof. The Company has determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or persons, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person or persons (and only such person or persons) by reason of these acquisition rights.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percentage of Common Stock Owned
Directors and Officers:

Brian S. John Chief Executive Officer and Director	2,965,076	(1)	11.94%

Doug McKinnon Chief Financial Officer	328,068	(2)	1.32%

Richard Miller Chief Operating Officer and Director	1,200,460	(3)	4.83%

Glynn Wilson Chairman and Head of Research and Development	953,068	(4)	3.84%

Ryan Allison Vice President of Business Development	255,444	(5)	1.03%

Dr. Hector Alila Director	99,990	(6)	* %

Nancy Kaufman Director	20,000	(7)	* %

Christopher Melton Director	66,000	(8)	* %

Byron Young(5) Director	84,926	(9)	* %

All officers and directors (8 persons)	5,973,032		24.05%

*represents less than 1%

1.	Includes 206,244 shares issuable upon exercise of options.
2.	Includes 188,944 shares issuable upon exercise of options.
3.	Includes 191,044 shares issuable upon exercise of options.
4	Includes 188,944 shares issuable upon exercise of options.
5.	Includes 255,444 shares issuable upon exercise of options.
6.	Includes 99,990 shares issuable upon exercise of options.
7.	Includes 20,000 shares issuable upon exercise of options.
8.	Includes 66,000 shares issuable upon exercise of options.
9.	Includes 50,000 shares issuable upon exercise of options.

31

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of the proxy materials is being delivered to multiple Stockholders sharing an address, unless the Company has received instructions from one or more of the Stockholders to continue to deliver multiple copies. The Company will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a Stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of the proxy materials you may call the Company at (561) 462-2700 or send a written request to Jupiter Wellness, Inc. 1061 E. Indiantown Road, Suite 110, Jupiter, FL 33477, Attention: Richard Miller. If you wish to receive a separate copy of the proxy materials, and wish to receive a separate copy for each stockholder in the future, you may call the Company at the telephone number or write the Company at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling the Company at the telephone number or writing to the Company at the address listed above.

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

The Company’s bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of the annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder.

Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in 2022 must have been received by the Company no later than September 14, 2022 but no earlier than August 14, 2022 . If the date of the 2022 annual meeting is moved by more than 30 days before or after the anniversary date of the Meeting, then the deadline for inclusion of a stockholder proposal in our proxy materials for the 2021 annual meeting is instead a reasonable time before the Company begins to print and send its proxy materials for that meeting. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Exchange Act.

Notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the 2022 annual meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

A copy of the full text of the Company’s Bylaws may be obtained upon written request to Jupiter Wellness, Inc. 1061 E. Indiantown Road, Suite 110, Jupiter, FL 33477, Attention: Richard Miller.

32

OTHER MATTERS

The Board of Directors knows of no other matter before the Meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

ANNUAL REPORT

Upon written request to Jupiter Wellness, Inc. 1061 E. Indiantown Road, Suite 110, Jupiter, FL 33477, Attention: Richard Miller, the Company will provide without charge to each person requesting a copy of the Company’s 2020 Annual Report, including financial statements filed therewith. The Company will furnish a requesting Stockholder with any exhibit not contained therein upon specific request. In addition, this proxy statement as well as the Company’s 2020 Annual Report, are available on the Company’s website at https://jupiterwellness.com/investors/sec-filings/.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Richard Miller
Richard Miller
Chief Operating Officer and Secretary

If you would like to request documents from the Company, please do so by [*], 2021, to receive them before the Meeting. If you request any documents from the Company, the Company will provide them, without charge, by first class mail or equally prompt means, within one business day of receipt of such request (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates). A list of stockholders will be available for inspection by stockholders of record during business hours at the Company’s corporate headquarters at 1061 E. Indiantown Road, Suite 110, Jupiter, FL 33477, for five business days prior to the Meeting and will also be available for review at the Meeting.

33

EXHIBIT A

2021 Equity Incentive Plan

JUPITER WELLNESS, INC.
1061 E. INDIANTOWN RD., SUITE 110
UPITER, FL 33477

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A Brian S. John	0	0	0
1B Richard Miller	0	0	0
1C Dr. Hector Alila	0	0	0
1D Nancy Torres Kaufman	0	0	0
1E Christopher Marc Melton	0	0	0
1F Byron T. Young	0	0	0
1G Dr. Glynn Wilson	0	0	0

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000521936_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Proxy Statement are available at www.proxyvote.com

JUPITER WELLNESS, INC.
Annual Meeting of Shareholders
December 14, 2021 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Brian John and Richard Miller, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of JUPITER WELLNESS, INC. that the shareholder(s) are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EST on December 14, 2021, at the 1061 E. Indiantown Rd. Suite 110 Jupiter, FL 33477, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000521936_2 R1.0.0.177